EXHIBIT 10.4

Ventas Realty, Limited Partnership	10350 Ormsby Park Place Suite 300 Louisville, KY 40223 T 502.357-9000 F 502.357-9029

March 26, 2012

Kindred Healthcare, Inc.

Kindred Healthcare Operating, Inc.

680 South Fourth Street

Louisville, KY 40202-2612

Re:	Second Amended and Restated Master Lease Agreement No. 1 dated April 27, 2007, by and among Ventas Realty, Limited Partnership, a Delaware limited partnership, as lessor, and Kindred Healthcare, Inc., a Delaware corporation, and Kindred Healthcare Operating, Inc., a Delaware corporation, as tenant (as heretofore amended or modified, the “Master Lease”)

Dear Ladies and Gentlemen:

Reference is made to the Master Lease. Capitalized terms that are used herein and not otherwise defined shall have the same meanings herein as in the Master Lease.

Pursuant to the Master Lease, since November 2011, Tenant has, among other things, exercised its five-year renewal option for Renewal Group 1 under the Master Lease, Lessor and Tenant have selected and appointed appraisers to act on their behalf in connection with certain appraisals under Section 35 of the Master Lease relating to such Renewal Group 1 and a Final Appraiser, Charles A. Bissell of Integra Realty Resources DFW, LLP, has been selected to conduct the aforesaid appraisals. By this letter, Lessor and Tenant hereby evidence their agreement that, notwithstanding the foregoing actions and events, (a) Tenant’s aforesaid exercise of its renewal option for such Renewal Group 1 is hereby irrevocably revoked (and for the avoidance of doubt this letter constitutes Tenant’s revocation notice pursuant to Section 19.5 of the Master Lease), (b) Tenant shall have no further right to renew or extend the Expiration Date of the Master Lease as it relates to the Leased Properties within such Renewal Group 1, (c) the Master Lease shall expire as it relates to such Leased Properties on April 30, 2013, and (d) subject to the terms and conditions of the Master Lease, Lessor and Tenant shall mutually take such steps as are reasonably necessary and appropriate to terminate such Final Appraiser’s engagement relative to such Renewal Group 1.

Kindred Healthcare, Inc.

Kindred Healthcare Operating, Inc.

March 26, 2012

If you are in agreement with the foregoing matters, please execute and return to the undersigned the enclosed copy of this letter.

Very truly yours,

VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Ventas, Inc., a Delaware corporation, its general partner

By:	/s/ T. Richard Riney
T. Richard Riney Executive Vice President, Chief Administrative Officer and General Counsel

AGREED AND ACCEPTED:

KINDRED HEALTHCARE, INC., a Delaware corporation

By:	/s/ Gregory C. Miller
Name:	Gregory C. Miller
Its:	Chief Development Officer

KINDRED HEALTHCARE OPERATING, INC., a Delaware corporation

By:	/s/ Gregory C. Miller
Name:	Gregory C. Miller
Its:	Chief Development Officer

Kindred Healthcare, Inc.

Kindred Healthcare Operating, Inc.

March 26, 2012

JOINDER

For the avoidance of doubt and although it is not required to do so, the undersigned, as the joint and several Lessor with Ventas Realty, Limited Partnership with respect to Facility 4619, hereby joins in this letter for the purpose of evidencing its consent thereto, joinder therein and agreement to be bound thereby.

VENTAS, INC., a Delaware corporation

By:	/s/ T. Richard Riney
T. Richard Riney, Executive Vice President, Chief Administrative Officer and General Counsel